UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Lon Rosen to the Board of Directors

On December 13, 2017, the board of directors (the "Board") of Steel Partners Holdings GP Inc., the general partner to Steel Partners Holdings L.P. (the "Company"), upon the recommendation of the Corporate Governance and Nominating Committee of the Board, appointed Lon Rosen to fill the vacancy created on the Board by the death of Anthony Bergamo. Mr. Rosen will serve for a term expiring at the next annual meeting of unitholders or until his successor is duly elected and qualified. Mr. Rosen will also serve on the Compensation Committee. Mr. Rosen will be eligible to receive compensation for his board and committee service consistent with that provided to all non-employee directors.

Mr. Rosen, age 58, has been the executive vice president and chief marketing officer for the Los Angeles Dodgers since July 2012. Mr. Rosen previously served in the same role for two years starting in 2004. From January 2011 until July 2012, Mr. Rosen worked for Magic Johnson Enterprises. From 2005 until 2009, Mr. Rosen worked for Lagardère Group and from 2005 until 2009, he worked for the William Morris Agency. Mr. Rosen graduated from the University of Southern California in 1981. Upon graduating, Mr. Rosen worked as Director of Promotions for the Forum (Inglewood, California) and the Los Angeles Lakers from 1981 to 1987. In 1987, Mr. Rosen started his own company, First Team Marketing, which he ran until 2012. Mr. Rosen has been Magic Johnson’s personal agent since 1987 and has held a number of positions over the years in the sports and entertainment industry.

There was no arrangement or understanding between Mr. Rosen and any other person with respect to his appointment to the Board. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Rosen, or any member of his immediate family, had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 15, 2017	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ Douglas B. Woodworth
Douglas B. Woodworth
Chief Financial Officer